Exhibit 10.25

October 14, 2005

Ms. Barbara Pifel
Weill Medical College of Cornell University
Senior Director of Grants & Contracts
1300 York Avenue, Box 89
New York, NY 10021

Re:	Sponsored Research Agreement between Marc Pharmaceuticals, Inc. and Weill Medical College of Cornell University dated January 22, 2004 (the “Agreement”)

Dear Barbara:

Pursuant to that certain letter dated August 1, 2005, Weill Medical College of Cornell University (“Weill”) and Marc Pharmaceuticals, Inc. (“Marc”) agreed that the second payment to be made under section 4.1 of the Sponsored Research Agreement, which provided that $187,500 was to be paid by July 1, 2005, would be restructured as follows:

August 16, 2005	$50,000
September 16, 2005	$68,750
October 16, 2005	$68,750

The final installment of $68,750, due on October 16, 2005, will be paid to Weill on December 1, 2005.

If the foregoing is acceptable to you, please sign and return the enclosed copy of this letter.

Sincerely,

Marc Pharmaceuticals, Inc.

By: ______________________
Name: Robert M. Cohen
Title: CEO & President

Weill Medical College of Cornell University

By: ________________________
Name:______________________
Title: _______________________

Principal Investigator

______________________
Dr. Brij Saxena